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                                                                    EXHIBIT 10.2



                             SPLINEX TECHNOLOGY INC.
                             2004 STOCK OPTION PLAN


         1. PURPOSES. The purposes of the 2004 Stock Option Plan (the "PLAN") of Splinex Technology Inc. are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees, directors and consultants of Splinex Technology Inc. and its Affiliates (as defined below) and to promote the success of the business of the Splinex Technology Inc. and its Affiliates. Toward these objectives, the Committee (as defined below) may grant Options (as defined below) to such employees, directors and consultants, all pursuant to the terms and conditions of the Plan.

         2. DEFINITIONS. As used in the Plan, the following capitalized terms shall have the meanings set forth below:

         "AFFILIATE" means, other than the Company, (i) any corporation or limited liability company in an unbroken chain of corporations or limited liability companies ending with the Company if each corporation or limited liability company owns stock or membership interests (as applicable) possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations or limited liability companies in such chain (ii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is more than 50% controlled (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates or (iii) any other entity, approved by the Committee as an Affiliate under the Plan, in which the Company or any of its Affiliates has a material equity interest.

         "AGREEMENT" means a written stock option award agreement evidencing an Option, as described in Section 3(e) hereof.

         "BOARD" means the Board of Directors of the Company.

         "CAUSE" means (i) willful misconduct or gross negligence in the performance or intentional non-performance (continuing for 10 days after receipt of written notice of need to cure) of any of the employee's, director's or consultant's material duties and responsibilities for the Company or an Affiliate, (ii) dishonesty, fraud, alcohol or illegal drug abuse or misconduct with respect to the business or affairs of the Company or an Affiliate, which adversely affects the operations, prospects or reputation of the Company or an Affiliate or (iii) conviction of a felony or other crime involving moral turpitude.

         "CHANGE OF CONTROL" means, with respect to any Option granted under the Plan, the occurrence of any of the following events after the date of grant of such Option:

         (i)(x) prior to the occurrence of a Public Market, the stockholders of the Company existing as of the date of grant of the Option beneficially own (as defined in Rule 13d-3 under the Exchange Act) voting stock representing less than 50% of the total outstanding voting stock of the Company on a fully diluted basis and (y) after the occurrence of a Public Market, any person or group (as


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defined in Section 13(d) and 14(d) of the Exchange Act) together with their affiliates become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of voting stock of the Company representing more than 30% of the voting power of the total voting stock of the Company, and such ownership is greater than the voting power of the voting stock of the Company held by the stockholders of the Company existing as of the date of grant of the Option; (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger or a consolidation which would result in the voting stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or the parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or the parent thereof, outstanding immediately after such merger or consolidation;
(iii) individuals who on the date of grant of the Option constitute the Board (together with any new directors whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board then in office who either were members of the Board on such grant date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or (iv) the stockholders of the Company approve a plan of complete liquidation or winding up of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         "CODE" means the Internal Revenue Code of 1986, as it may be amended from time to time, including regulations and rules thereunder and successor provisions and regulations and rules thereto.

         "COMMITTEE" means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.

         "COMPANY" means Splinex Technology Inc., a Delaware corporation, or any successor entity.

         "DISABILITY" means permanent and total disability, as defined in
Section 22(e)(3) of the Code, which provides that an individual is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Committee.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as it may be amended from time to time, including the regulations and rules promulgated thereunder and successor provisions and regulations and rules thereto.

         "FAIR MARKET VALUE" of a share of Stock as of a given date shall be:
(i) the mean of the highest and lowest reported sale prices for a share of Stock, on the principal exchange on which the Stock is then listed or admitted to trading, for such date, or, if no such prices are reported for such date, the most recent day for which such prices are available shall be used; (ii) if the Stock is not then listed or admitted to trading on a stock exchange, the mean of the closing representative bid and asked prices for the Stock on such date as reported by Nasdaq National Market (or any successor or similar quotation system


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regularly reporting the market value of the Stock in the over-the-counter market), or, if no such prices are reported for such date, the most recent day for which such prices are available shall be used; or (iii) in the event neither of the valuation methods provided for in clauses (i) and (ii) above are practicable, the fair market value determined by such other reasonable valuation method as the Committee shall, in its discretion, select and apply in good faith as of the given date; PROVIDED, HOWEVER, that for purposes of paragraphs (a) and
(h) of Section 6, such fair market value shall be determined subject to Section 422(c)(7) of the Code.

         "ISO" or "INCENTIVE STOCK OPTION" means a right to purchase Stock granted to an Optionee under the Plan in accordance with the terms and conditions set forth in Section 6 and which conforms to the applicable provisions of Section 422 of the Code.

         "NOTICE" means written notice actually received by the Company at its executive offices on the day of such receipt, if received on or before 1:30 p.m., on a day when the Company's executive offices are open for business, or, if received after such time, such notice shall be deemed received on the next such day, which notice may be delivered in person to the Company's President or sent to the Company, attention Chief Financial Officer, by facsimile at (954) 660-6561, or sent by certified or registered mail or overnight courier, prepaid, addressed to the Company at 550 W. Cypress Creek Road, Suite 410, Fort Lauderdale Florida 33309.

         "OPTION" means a right to purchase Stock granted to an Optionee under the Plan in accordance with the terms and conditions set forth in Section 6. Options may be either ISOs or stock options other than ISOs.

         "OPTIONEE" means an individual who is eligible, pursuant to Section 5, and who has been selected, pursuant to Section 3(c), to participate in the Plan, and who holds an outstanding Option granted to such individual under the Plan in accordance with the terms and conditions set forth in Section 6.

         "PLAN" has the meaning set forth in the first paragraph hereof.

         "PUBLIC MARKET" means and shall be deemed to exist if (i) an underwritten primary offering of Stock that is broadly distributed to the public pursuant to an effective registration statement under the Securities Act has been consummated, and after which the Stock is listed or quoted for trading on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market and (ii) at least 15% of the total issued and outstanding (not fully diluted) Stock has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

         "SECURITIES ACT" means the Securities Act of 1933, as it may be amended from time to time, including the regulations and rules promulgated thereunder and successor provisions and regulations and rules thereto.

         "STOCK" means the common stock of the Company.

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         "SUBSIDIARY" means any present or future corporation which is or would be a "subsidiary corporation" of the Company as the term is defined in Section 424(f) of the Code.

         3. ADMINISTRATION OF THE PLAN.

         (a) The Committee shall have exclusive authority to operate, manage and administer the Plan in accordance with its terms and conditions. Notwithstanding the foregoing, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including, but not limited to, establishing procedures to be followed by the Committee, except with respect to matters which under any applicable law, regulation or rule, are required to be determined in the sole discretion of the Committee. If and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.

         (b) The Committee shall be appointed from time to time by the Board, and the Committee shall consist of not less than two members of the Board. The Board may appoint separate Committees, each composed of different members, to administer the Plan with respect to different employees, directors or consultants. Appointment of Committee members shall be effective upon their acceptance of such appointment. Committee members may be removed by the Board at any time either with or without cause, and such members may resign at any time by delivering notice thereof to the Board. Any vacancy on the Committee, whether due to action of the Board or any other reason, shall be filled by the Board.

         (c) The Committee shall have full authority to grant, pursuant to the terms of the Plan, Options to those individuals who are eligible to receive Options under the Plan. In particular, the Committee shall have discretionary authority, in accordance with the terms of the Plan, to: (i) determine eligibility for participation in the Plan; (ii) select, from time to time, from among those eligible, the employees, directors and consultants to whom Options shall be granted under the Plan, which selection may be based upon information furnished to the Committee by the Company's or an Affiliate's management; (iii) determine whether an Option shall take the form of an ISO or an Option other than an ISO; (iv) determine the number of shares of Stock to be included in any Option and the periods for which Options will be outstanding; (v) establish and administer any terms, conditions, performance criteria, restrictions, limitations, forfeiture, vesting or exercise schedule, and other provisions of or relating to any Option; (vi) grant waivers of terms, conditions, restrictions and limitations under the Plan or applicable to any Option, or accelerate the vesting or exercisability of any Option; (vii) amend or adjust the terms and conditions of any outstanding Option and/or adjust the number and/or class of shares of Stock subject to any outstanding Option; (viii) at any time and from time to time after the granting of an Option, specify such additional terms, conditions and restrictions with respect to any such Option as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws or rules, including, but not limited to, terms, restrictions and conditions for compliance with applicable securities laws, regarding an Optionee's exercise of


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Options by tendering shares of Stock or under any "cashless exercise" program established by the Committee, and methods of withholding or providing for the payment of required taxes; (ix) offer to buy out, for cash or shares of Stock, an Option previously granted, based on such terms and conditions as the Committee shall establish with and communicate to the Optionee at the time such offer is made; and (x) permit, under the applicable Agreement, the transfer of an Optionee's Option by instrument to an inter vivos or testamentary trust in which the Option is to be passed to beneficiaries upon the death of the settlor, or by gift to "immediate family" (as defined in 17 C.F.R. 240.16a-1(e)) of the Optionee (other than any such transfer or exercise which would cause any ISO to fail to qualify as an "incentive stock option" under Section 422 of the Code).

         (d) The Committee shall have all authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the foregoing sentence or Section 3(a), and in addition to the powers otherwise expressly designated to the Committee in the Plan, the Committee shall have the exclusive right and discretionary authority to interpret the Plan and the Agreements and construe any ambiguous provision of the Plan and/or the Agreements and decide all questions concerning eligibility for and the amount of Options granted under the Plan. The Committee may establish, amend, waive and/or rescind rules and regulations and administrative guidelines for carrying out the Plan and may correct any errors, supply any omissions or reconcile any inconsistencies in the Plan and/or any Agreement or any other instrument relating to any Options. The Committee shall have the authority to adopt such procedures and subplans and grant Options on such terms and conditions as the Committee determines necessary or appropriate to permit participation in the Plan by individuals otherwise eligible to so participate who are foreign nationals or employed outside of the United States, or otherwise to conform to applicable requirements or practices of jurisdictions outside of the United States; and take any and all such other actions it deems necessary or advisable for the proper operation and/or administration of the Plan. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan. Decisions and actions by the Committee with respect to the Plan and any Agreement shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan and/or any Agreement.

         (e) Each Option shall be evidenced by an Agreement, which shall be executed by the Company and the Optionee to whom such Option has been granted, unless the Agreement provides otherwise; two or more Options granted to a single Optionee may, however, be combined in a single Agreement. An Agreement shall not be a precondition to the granting of an Option; no person shall have any rights under any Option, however, unless and until the Optionee to whom the Option shall have been granted (i) shall have executed and delivered to the Company an Agreement or other instrument evidencing the Option, unless such Agreement provides otherwise and (ii) has otherwise complied with the applicable terms and conditions of the Option. The Committee shall prescribe the form of all Agreements, and, subject to the terms and conditions of the Plan, shall determine the content of all Agreements. Any Agreement may be supplemented or amended in writing from time to time as approved by the Committee; PROVIDED that the terms and conditions of any such Agreement as supplemented or amended are not inconsistent with the provisions of the Plan.

         (f) A majority of the members of the entire Committee shall constitute a quorum and the actions of a majority of the members of the Committee in attendance at a meeting at which a quorum is present, or actions by a written instrument signed by all members of the Committee, shall be the actions of the Committee.

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         (g) The Committee may consult with counsel who may be counsel to the
Company. The Committee may, with the approval of the Board, employ such other attorneys and/or consultants, accountants, appraisers, brokers and other persons as it deems necessary or appropriate. In accordance with Section 12, the Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel or other persons.

         (h) In serving on the Committee, the members thereof shall be entitled to indemnification as directors of the Company, and to any limitation of liability and reimbursement as directors with respect to their services as members of the Committee.

         (i) Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may, in its discretion, allocate all or any portion of its responsibilities and powers under this Section 3 to any one or more of its members and/or delegate all or any part of its responsibilities and powers under this Section 3 to any person or persons selected by it; PROVIDED, HOWEVER, that the Committee may not delegate its authority to correct errors, omissions or inconsistencies in the Plan. Any such authority delegated or allocated by the Committee under this paragraph (i) of Section 3 shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any such allocation or delegation may be revoked by the Committee at any time.

         4. SHARES OF STOCK SUBJECT TO THE PLAN.

         (a) The Company intends to effect a 1 for 95,000 split of its common stock. The shares of stock subject to Options granted under the Plan shall be shares of Stock. Such shares of Stock subject to the Plan may be either authorized and unissued shares (which will not be subject to preemptive rights) or previously issued shares acquired by the Company or any Subsidiary. The total number of shares of Stock that may be delivered pursuant to Options granted under the Plan is 5,000,000 shares (on a post-1:95,000 common stock split basis), plus an additional number of shares on the date that is three months after the last day of the fiscal year of the Company, beginning on June 30, 2005, equal to the lesser of (i) 5,000,000 shares of stock (on a post-1:95,000 common stock split basis), (ii) 5% of the shares of Stock outstanding on such date or (iii) an amount determined by the Board.

         (b) Notwithstanding any of the foregoing limitations set forth in this
Section 4, the number of shares of Stock specified in this Section 4 shall be adjusted as provided in Section 10.

         (c) Any shares of Stock subject to an Option which for any reason expires or is terminated without having been fully exercised may again be granted pursuant to an Option under the Plan, subject to the limitations of this
Section 4.

         (d) Any shares of Stock delivered under the Plan in assumption or substitution of outstanding stock options, or obligations to grant future stock options, under plans or arrangements of an entity other than the Company or an Affiliate in connection with the Company or an Affiliate acquiring such another entity, or an interest in such an entity, or a transaction otherwise described in Section 6(j), shall not reduce the maximum number of shares of Stock available for delivery under the Plan; PROVIDED, HOWEVER, that the maximum


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number of shares of Stock that may be delivered pursuant to Incentive Stock
Options granted under the Plan shall be the number of shares determined in accordance with paragraph (a) of this Section 4, as adjusted pursuant to paragraphs (b) and (c) of this Section 4.

         5. ELIGIBILITY. Executive employees and other employees, including officers, of the Company and the Affiliates, directors (whether or not also employees), and consultants of the Company and the Affiliates, shall be eligible to become Optionees and receive Options in accordance with the terms and conditions of the Plan, subject to the limitations on the granting of ISOs set forth in Section 6(h).

         6. TERMS AND CONDITIONS OF STOCK OPTIONS. All Options to purchase Stock granted under the Plan shall be either ISOs or Options other than ISOs. To the extent that any Option does not qualify as an ISO (whether because of its provisions or the time or manner of its exercise or otherwise), such Option, or the portion thereof which does not so qualify, shall constitute a separate Option other than an ISO. Each Option shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine and which are set forth in the applicable Agreement. Options need not be uniform as to all grants and recipients thereof.

         (a) The option exercise price per share of shares of Stock subject to each Option shall be determined by the Committee and stated in the Agreement; PROVIDED, HOWEVER, that, subject to paragraph (j) of this Section 6, if applicable, (i) such option exercise price shall not be less than 100% of the Fair Market Value of a share of Stock at the time that the Option is granted and
(ii) if the Option is granted to an Optionee who owns (within the meaning of Section 424(d) of the Code), at the time the Option is granted, more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary or any "parent corporation" of the Company within the meaning of
Section 424(e) of the Code, such option exercise price shall be not less than 110% of the Fair Market Value of a share of Stock on the date such Option is granted.

         (b) Each Option shall be exercisable in whole or in such installments, at such times and under such conditions, as may be determined by the Committee in its discretion in accordance with the Plan and stated in the Agreement; PROVIDED, HOWEVER, that (i) except in the case of Options granted to officers, directors or consultants of the Company or an Affiliate, each Option shall become exercisable at a rate of not less than 20% of the shares covered thereby per year over five years from the date the Option is granted, subject to the conditions described in paragraph (f) of this Section 6 and similar provisions of the Agreement and (ii) no Option may be exercised after the expiration of 10 years from the date such Option was granted, subject to paragraph (h)(iii) of this Section 6.

         (c) An Option shall not be exercisable with respect to a fractional share of Stock or the lesser of 100 shares and the full number of shares of Stock then subject to the Option. No fractional shares of Stock shall be issued upon the exercise of an Option.

         (d) Each Option may be exercised by giving Notice to the Company specifying the number of shares of Stock to be purchased, which shall be accompanied by payment in full including applicable taxes, if any, in accordance with Section 9. Payment shall be in any manner permitted by applicable law and prescribed by the Committee, in its discretion, and set forth in the Agreement,


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including, in the Committee's discretion, and subject to such terms, conditions and limitations as the Committee may prescribe, payment in accordance with a "cashless exercise" program (through broker accommodation) established by the Committee and/or in Stock owned by the Optionee or by the Optionee and his or her spouse jointly.

         (e) No Optionee or other person shall become the beneficial owner of any shares of Stock subject to an Option, nor have any rights to dividends or other rights of a shareholder with respect to any such shares until he or she has exercised his or her Option in accordance with the provisions of the Plan and the applicable Agreement.

         (f) Except as otherwise provided in this Section 6(f) or the Agreement, an Option may be exercised only if at all times during the period beginning with the date of the granting of the Option and ending on the date of such exercise, the Optionee was an employee, director or consultant of the Company or an Affiliate, as applicable:

                  (i) If an Optionee dies while an employee, director, or consultant of the Company or an Affiliate, as applicable, or at any time prior to full termination, exercise or expiration of his or her Option, the deceased Optionee's Option shall become fully exercisable for the total number of shares of Stock subject to such Option, and the Option may be exercised after the Optionee's death by the Optionee's designated beneficiary, the Optionee's heir, the legal representative of the Optionee's estate or by the legatee of the Optionee under his or her last will until the earlier to occur of the expiration of the period of 30 days from the date of the Optionee's death and the expiration date of the Option stated in the Agreement. If such an Option is not so exercised within such time period, the Option shall terminate, and the shares of Stock covered by such Option shall revert to the Plan.

                  (ii) If an Optionee ceases to be an employee, director, or consultant of the Company or an Affiliate, as applicable, as a result of the Optionee's Disability, the Optionee's Option shall become fully exercisable for the total number of shares of Stock subject to such Option, and the Option may be exercised after such termination of the Optionee's service until the earlier to occur of the expiration of the period of 30 days from the date of such termination of the Optionee's service and the expiration date of the Option stated in the Agreement. If such an Option is not so exercised within such time period, the Option shall terminate, and the shares of Stock covered by such Option shall revert to the Plan.

                  (iii) If an Optionee ceases to be an employee, director or consultant of the Company or an Affiliate, as applicable, under any circumstances other than those described in paragraph (i) or (ii) of this Section 6(f), and such termination is not for Cause, the Optionee's Option, to the extent exercisable in accordance with the Agreement as of the date of such termination of service, may thereafter be exercised until the earlier to occur of the expiration of the period 30 days from the date of such termination of the Optionee's service and the expiration date of the Option stated in the Agreement. If the Optionee shall cease to be an employee, director or consultant of the


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         Company or an Affiliate for Cause, the Option shall terminate on the date of such termination of the Optionee's service and shall cease to thereafter be exercisable with respect to any shares of Stock. Any shares of Stock covered by any portion of an Optionee's Option that is not exercisable in accordance with the Agreement or the Plan on the date of his or her termination of service with the Company or an Affiliate shall revert to the Plan. If, after such termination of service, the Optionee does not exercise his or her Option within the time specified by the Plan or the Agreement, the Option shall terminate and the shares of Stock covered by such Option shall revert to the Plan.

                  (iv) Notwithstanding the foregoing provisions of this Section 6(f), the Committee may determine in its discretion that an Option may be exercised prior to expiration of such Option following termination of an Optionee's continuous service as an employee, director or consultant of the Company or an Affiliate, whether or not exercisable at the time of such termination, to the extent provided in the applicable Agreement; PROVIDED, HOWEVER, that in the event an Optionee's continuous service with the Company or an Affiliate terminates other than for Cause, the Option or Options held by the Optionee shall, to the extent exercisable in accordance with the Plan and the Agreement as of the date of such termination, remain exercisable for (A) at least 30 days from the date of such termination of employment or other service if such termination was caused by other than death or Disability or (B) at least six months from the date of such termination of service if such termination was caused by Disability or death; PROVIDED FURTHER, however, that in no event may any Option be exercised after 10 years from the date it was originally granted.

                  (v) To the extent that this Section 6(f) applies to any ISO, references in this Section 6(f) to "Affiliate" shall be deemed to refer to "Subsidiary," references to "director" or "consultant" shall be inapplicable and references to "service" shall be deemed to mean "employment."

         (g) Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised).

         (h) (i) Each Agreement relating to an Option shall state whether such Option will or will not be treated as an ISO. No ISO shall be granted unless such Option, when granted, qualifies as an "incentive stock option" under Section 422 of the Code. No ISO shall be granted to any individual otherwise eligible to participate in the Plan who is not an employee of the Company or a Subsidiary on the date of granting of such Option. Any ISO granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to qualify such Option as an "incentive stock option" under Section 422 of the Code. Any ISO granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an "incentive stock option" under Section 422 of the Code.

                  (ii) Notwithstanding any intent to grant ISOs, an Option granted under the Plan will not be considered an ISO to the extent that it, together with any other "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to subsection
         (d) of such Section) under the Plan and any other "incentive stock


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         option" plans of the Company, any Subsidiary and any "parent corporation" of the Company within the meaning of Section 424(e) of the Code, are exercisable for the first time by any Optionee during any calendar year with respect to Stock having an aggregate Fair Market Value in excess of $100,000 (or such other limit as may be required by the Code) as of the time the Option with respect to such Stock is granted. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.

                  (iii) Any ISO granted to an Optionee who owns (within the meaning of Section 424(d) of the Code), at the time the ISO is granted, more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary or any "parent corporation" of the Company within the meaning of Section 424(e) of the Code shall not by its terms be exercisable after the expiration of five years from the date such ISO is granted.

         (i) An Option and any shares of Stock received upon the exercise of an Option shall be subject to such other transfer and/or ownership restrictions and/or legending requirements as the Committee may establish in its discretion and which are specified in the Agreement and may be referred to on the certificates evidencing such shares of Stock. The Committee may require an Optionee to give prompt Notice to the Company concerning any disposition of shares of Stock received upon the exercise of an ISO within: (i) two years from the date of granting such ISO to such Optionee or (ii) one year from the transfer of such shares of Stock to such Optionee or (iii) such other period as the Committee may from time to time determine. The Committee may direct that an Optionee with respect to an ISO undertake in the applicable Agreement to give such Notice described in the preceding sentence, at such time and containing such information as the Committee may prescribe, and/or that the certificates evidencing shares of Stock acquired by exercise of an ISO refer to such requirement to give such Notice.

         (j) In the event that a transaction described in Section 424(a) of the Code involving the Company or a Subsidiary is consummated, such as the acquisition of property or stock from an unrelated corporation, individuals who become eligible to participate in the Plan in connection with such transaction, as determined by the Committee, may be granted Options in substitution for stock options granted by another corporation that is a party to such transaction. If such substitute Options are granted, the Committee, in its discretion and consistent with Section 424(a) of the Code, if applicable, and the terms of the Plan, though notwithstanding paragraph (a) of this Section 6, shall determine the option exercise price and other terms and conditions of such substitute Options.

         7. TRANSFER, LEAVE OF ABSENCE. A transfer of an employee from the Company to an Affiliate (or, for purposes of any ISO granted under the Plan, a Subsidiary), or vice versa, or from one Affiliate to another (or in the case of an ISO, from one Subsidiary to another), and a leave of absence, duly authorized in writing by the Company or a Subsidiary or Affiliate, shall not be deemed a termination of employment of the employee for purposes of the Plan or with respect to any Option (in the case of ISOs, to the extent permitted by the Code).

         8. RIGHTS OF EMPLOYEES AND OTHER PERSONS.

         (a) No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and the applicable Agreement.

         (b) Nothing contained in the Plan or in any Agreement shall be deemed to (i) give any employee or director the right to be retained in the service of the Company or any Affiliate nor restrict in any way the right of the Company or any Affiliate to terminate any employee's employment or any director's directorship at any time with or without cause or (ii) confer on any consultant any right of continued relationship with the Company or any Affiliate, or alter any relationship between them, including any right of the Company or an Affiliate to terminate its relationship with such consultant.

         (c) The adoption of the Plan shall not be deemed to give any employee of the Company or any Affiliate or any other person any right to be selected to participate in the Plan or to be granted an Option.

         (d) Nothing contained in the Plan or in any Agreement shall be deemed to give any employee the right to receive any bonus, whether payable in cash or in Stock, or in any combination thereof, from the Company or any Affiliate, nor be construed as limiting in any way the right of the Company or any Affiliate to determine, in its sole discretion, whether or not it shall pay any employee bonuses, and, if so paid, the amount thereof and the manner of such payment.

         9. TAX WITHHOLDING OBLIGATIONS.

         (a) The Company and/or any Affiliate are authorized to take whatever actions are necessary and proper to satisfy all obligations of Optionees (including, for purposes of this Section 9, any other person entitled to exercise an Option pursuant to the Plan or an Agreement) for the payment of all Federal, state, local and foreign taxes in connection with any Options (including, but not limited to, actions pursuant to the following paragraph (b) of this Section 9).

         (b) Each Optionee shall (and in no event shall Stock be delivered to such Optionee with respect to an Option until), no later than the date as of which the value of the Option first becomes includible in the gross income of the Optionee for income tax purposes, pay to the Company in cash, or make arrangements satisfactory to the Company, as determined in the Committee's discretion, regarding payment to the Company of, any taxes of any kind required by law to be withheld with respect to the Stock or other property subject to such Option, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Optionee. Notwithstanding the above, the Committee may, in its discretion and pursuant to procedures approved by the Committee, permit the Optionee to (i) elect withholding by the Company of Stock otherwise deliverable to such Optionee pursuant to his or her Option (PROVIDED, HOWEVER, that the amount of any Stock so withheld shall not exceed the amount necessary to satisfy the Company's or any Affiliate's required tax withholding obligations using the minimum statutory withholding rates for Federal, state and local tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (ii) tender to the Company Stock owned by such Optionee (or by such Optionee and his or her spouse jointly) and acquired more than six months prior to such tender in full or partial satisfaction of such tax obligations, based, in each case, on the Fair Market Value of the Stock on the payment date as determined by the Committee.

         10. CHANGES IN CAPITAL.

         (a) The existence of the Plan and any Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company or an Affiliate, any issue of debt, preferred or prior preference stock ahead of or affecting Stock, the authorization or issuance of additional shares of Stock, the dissolution or liquidation of the Company or its Affiliates, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

         (b) (i) Upon changes in the outstanding Stock by reason of a stock dividend, stock split, reverse stock split, subdivision, recapitalization, reclassification, merger, consolidation (whether or not the Company is a surviving corporation), combination or exchange of shares of Stock, separation, or reorganization, or in the event of an extraordinary dividend, "spin-off," liquidation, other substantial distribution of assets of the Company or acquisition of property or stock or other change in capital of the Company, or the issuance by the Company of shares of its capital stock without receipt of full consideration therefor, or rights or securities exercisable, convertible or exchangeable for shares of such capital stock, or any similar change affecting the Company's capital structure, the aggregate number, class and kind of shares of stock available under the Plan as to which Options may be granted and the number, class and kind of shares under each outstanding Option and the exercise price per share applicable to any such Options shall be appropriately adjusted by the Committee in its discretion to preserve the benefits or potential benefits intended to be made available under the Plan or with respect to any outstanding Options or otherwise necessary to reflect any such change.

                  (ii) Fractional shares of Stock resulting from any adjustment in Options pursuant to Section 10(b)(i) shall be aggregated until, and eliminated at, the time of exercise of the affected Options. Notice of any adjustment shall be given by the Committee to each Optionee whose Option has been adjusted and such adjustment (whether or not such Notice is given) shall be effective and binding for all purposes of the Plan.

         (c) In the event of a Change of Control:

                  (i) In its discretion and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Agreement applicable to any Option or by a resolution adopted prior to the occurrence of the Change of Control, that any outstanding Option shall be accelerated and become immediately exercisable as to all or a portion of the shares of Stock covered thereby, notwithstanding anything to the contrary in the Plan or the Agreement.

                  (ii) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Agreement applicable to any Option or by resolution adopted prior to the occurrence of the Change of Control, that any outstanding Option shall be adjusted by substituting for Stock subject to such Option stock or other securities of the surviving corporation or any successor corporation to the Company, or a parent or subsidiary thereof, or that may be issuable by another corporation that is a party to the transaction resulting in the Change of Control, whether or not such stock or other securities are publicly traded, in which event the aggregate exercise price shall remain the same and the amount of shares or other securities subject to the Option shall be the amount of shares or other securities which could have been purchased on the closing date or expiration date of such transaction with the proceeds which would have been received by the Optionee if the Option had been exercised in full (or with respect to a portion of such Option, as determined by the Committee, in its discretion) prior to such transaction or expiration date and the Optionee exchanged all of such shares in the transaction.

                  (iii) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Agreement applicable to any Option or by resolution adopted prior to the occurrence of the Change of Control, that any outstanding Option shall be converted into a right to receive cash on or following the closing date or expiration date of the transaction resulting in the Change of Control in an amount equal to the highest value of the consideration to be received in connection with such transaction for one share of Stock, or, if higher, the highest Fair Market Value of the Stock during the 30 consecutive business days immediately prior to the closing date or expiration date of such transaction, less the per share exercise price of such Option, multiplied by the number of shares of Stock subject to such Option, or a portion thereof.

                  (iv) The Committee may, in its discretion, provide that an Option cannot be exercised after such a Change of Control, to the extent that such Option is or becomes fully exercisable on or before such Change of Control or is subject to any acceleration, adjustment or conversion in accordance with the foregoing paragraphs (i), (ii) or
         (iii) of this Section 10(c).

         No Optionee shall have any right to prevent the consummation of any of the foregoing acts affecting the number of shares of Stock available to such Optionee. Any actions or determinations of the Committee under this subsection 10(c) need not be uniform as to all outstanding Options, nor treat all Optionees identically. Notwithstanding the foregoing adjustments, in no event may any Option be exercised after 10 years from the date it was originally granted, and any changes to ISOs pursuant to this Section 10 shall, unless the Committee determines otherwise, only be effective to the extent such adjustments or changes do not cause a "modification" (within the meaning of Section 424(h)(3) of the Code) of such ISOs or adversely affect the tax status of such ISOs.

         11. MISCELLANEOUS PROVISIONS.

         (a) To the extent permitted by law, the Plan shall be unfunded and the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares of Stock or the payment of cash upon exercise or payment of any Option. Proceeds from the sale of shares of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

         (b) Except as otherwise provided in this paragraph (b) of Section 11 or by the Committee in accordance with paragraph (c) of Section 3, an Option by its terms shall be personal and may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated otherwise than by will or by the laws of descent and distribution and shall be exercisable during the lifetime of an Optionee only by him or her. An Agreement may permit the exercise or payment of an Optionee's Option (or any portion thereof) after his or her death by or to the beneficiary most recently named by such Optionee in a written designation thereof filed with the Company, or, in lieu of any such surviving beneficiary, as designated by the Optionee by will or by the laws of descent and distribution. In the event any Option is exercised by the executors, administrators, heirs or distributees of the estate of a deceased Optionee, or such an Optionee's beneficiary, or the transferee of an Option, in any such case pursuant to the terms and conditions of the Plan and the applicable Agreement and in accordance with such terms and conditions as may be specified from time to time by the Committee, the Company shall be under no obligation to issue Stock thereunder unless and until the Committee is satisfied that the person or persons exercising such Option is the duly appointed legal representative of the deceased Optionee's estate or the proper legatee or distributee thereof or the named beneficiary of such Optionee, or the valid transferee of such Option, as applicable.

         (c) Suspension.

                  (i) If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of shares of Stock upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Stock hereunder, no Option may be granted, exercised or paid in whole or in part unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

                  (ii) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Stock pursuant to an Option is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company or any Affiliate under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise with respect to shares of Stock or Options and the right to exercise any Option shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Affiliate.

                  (iii) Upon termination of any period of suspension under this
         Section 11(c), any Option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to the shares which would otherwise have become available during the period of such suspension, but no suspension shall extend the term of any Option.

         (d) Company Rights.

                  (i) The Committee may require each person receiving Stock in connection with any Option under the Plan to represent and agree with the Company in writing that such person is acquiring the shares of Stock for investment without a view to the distribution thereof. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares of Stock purchasable or otherwise receivable by any person under any Option as it deems appropriate.

                  (ii) Upon the voluntary or involuntary termination of an Optionee's employment or other period of service with the Company or an Affiliate under any circumstances (including, without limitation, death or Disability), the Company shall have the right, but not the obligation, to purchase from the Optionee (or any transferee thereof) any of the shares of Stock issued pursuant to any Option granted to such Optionee. The purchase price for the shares of Stock to be repurchased shall be not less than the fair market value of such shares on the date of such termination of employment, and such repurchase right shall terminate when the Stock becomes publicly traded. Notwithstanding the immediately preceding sentence to the contrary, the Committee may determine that the purchase price for the shares of Stock to be repurchased shall be the original purchase price (the option exercise price) paid for such shares of Stock by the Optionee; PROVIDED that the Company's right to repurchase such shares at such original purchase price shall lapse at the rate of at least 20% of the shares per year over five years from the date of grant of the Option; PROVIDED FURTHER, HOWEVER, that the purchase price for any such shares as to which the Company's repurchase right has lapsed in accordance with the immediately preceding proviso shall be the Fair Market Value of such shares. Such repurchase right must be exercised by the Company within 90 days of termination of the Optionee's employment with the Company or an Affiliate (or, in the case of any shares issued upon exercise of an Option after the date of such termination, within 90 days after the date of such exercise) for cash or cancellation of purchase money indebtedness for the shares of Stock. The Committee may also provide that the Company shall have the right, but not the obligation, to purchase any shares of Stock issued pursuant to an Option if the Committee determines, in its discretion, that such repurchase is necessary to prevent the Company from being subject to the reporting requirements of the Securities Exchange Act of 1934, as amended; PROVIDED that (A) the purchase price for such shares of Stock to be repurchased shall be not less than the fair market value of such shares on the date the Company delivers notice of such purchase, and (B) such repurchase right shall terminate when the Stock becomes publicly traded. Notwithstanding the foregoing provisions of this paragraph
         (d)(ii) of Section 11, the Committee may require such a repurchase right in such other circumstances and subject to such other terms and conditions as the Committee, in its discretion, may determine in the case of any shares of Stock held by an officer, director or consultant of the Company or an Affiliate.

                  (iii) Any restrictions described in this paragraph (d) of
         Section 11 shall be set forth in the applicable Agreement, and the certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

         (e) By accepting any benefit under the Plan, each Optionee and each person claiming under or through such Optionee shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Company or the Board, in any case in accordance with the terms and conditions of the Plan.

         (f) In the discretion of the Committee, an Optionee may elect irrevocably (at a time and in a manner determined by the Committee) prior to exercising an Option that delivery of shares of Stock upon such exercise shall be deferred until a future date and/or the occurrence of a future event or events, specified in such election. Upon the exercise of any such Option and until the delivery of any deferred shares, the number of shares otherwise issuable to the Optionee shall be credited to a memorandum account in the records of the Company or its designee and any dividends or other distributions payable on such shares shall be deemed reinvested in additional shares of Stock, in a manner determined by the Committee, until all shares of Stock credited to such Optionee's memorandum account shall become issuable pursuant to the Optionee's election.

         (g) The Committee may, in its discretion, extend one or more loans to Optionees who are directors, key employees or consultants of the Company or an Affiliate in connection with the exercise or receipt of an Option granted to any such individual. The terms and conditions of any such loan shall be established by the Committee.

         (h) The Committee may, in its discretion, provide in the terms of any Agreement that (i) any proceeds, gains or other economic benefit actually or constructively received by an Optionee upon any receipt or exercise of an Option, or upon the receipt or resale of any Stock underlying the Option, must be paid to the Company and (ii) the Option shall terminate and any unexercised portion of the Option (whether or not vested) shall be forfeited, if (1) the Optionee ceases the performance of services for the Company or any Affiliate prior to a specified date, or within a specified time period following receipt or exercise of the Option or (2) the Optionee at any time, or during a specified time period, engages in any activity in competition with the Company or any Affiliate, or which is adverse, contrary or harmful to the interests of the Company or any Affiliate, or the Optionee ceases the performance of services for the Company or any Affiliate for Cause.

         (i) Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Affiliate, or prevent or limit the right of the Company or any Affiliate to establish any other forms of incentives or compensation for their directors, employees or consultants or grant or assume options or other rights otherwise than under the Plan.

         (j) The Plan shall be governed by and construed in accordance with the laws of the State of Florida, without regard to such state's conflict of law provisions, and, in any event, except as superseded by applicable Federal law.

         (k) The words "Section," "subsection" and "paragraph" herein shall refer to provisions of the Plan, unless expressly indicated otherwise. Wherever any words are used in the Plan or any Agreement in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

         (l) The Company shall bear all costs and expenses incurred in administering the Plan, including expenses of issuing Stock pursuant to any Options granted hereunder.

         12. LIMITS OF LIABILITY.

         (a) Any liability of the Company or an Affiliate to any Optionee with respect to any Option shall be based solely upon contractual obligations created by the Plan and the Agreement.

         (b) None of the Company, any Affiliate, any member of the Committee or the Board or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

         13. AMENDMENTS AND TERMINATION. The Board may, at any time and with or without prior notice, amend, alter, suspend or terminate the Plan, retroactively or otherwise; PROVIDED, HOWEVER, unless otherwise required by law or specifically provided herein, no such amendment, alteration, suspension or termination shall be made which would materially impair the previously accrued rights of any holder of an Option theretofore granted without his or her written consent, or which, without first obtaining approval of the stockholders of the Company (where such approval is necessary to satisfy (i) with regard to ISOs, any requirements under the Code relating to ISOs or (ii) any applicable law, regulation or rule), would:

         (a) except as is provided in Section 10, increase the maximum number of shares of Stock which may be sold or awarded under the Plan;

         (b) except as is provided in Section 10, decrease the minimum option exercise price requirements of Section 6(a);

         (c) change the class of persons eligible to receive Options under the Plan; or

         (d) extend the duration of the Plan or the period during which Options may be exercised under Section 6(b).

         The Committee may amend the terms of any Option theretofore granted, including any Agreement, retroactively or prospectively, but no such amendment shall materially impair the previously accrued rights of any Optionee without his or her written consent.

         14. DURATION. Following the adoption of the Plan by the Board, the Plan shall become effective as of the date on which it is approved by the holders of a majority of the Company's outstanding Stock which is present and voted at a meeting, or by written consent in lieu of a meeting, which approval must occur within the period ending one year after the date the Plan is adopted by the Board. The Plan shall terminate upon the earliest to occur of (i) the effective date of a resolution adopted by the Board terminating the Plan, (ii) the date all shares of Stock subject to the Plan are delivered pursuant to the Plan's provisions or (iii) 10 years from the date the Plan is approved by the Company's shareholders.

         No Option may be granted under the Plan after the earliest to occur of the events or dates described in the foregoing clauses (i) through (iii) of this
Section 14; however, Options theretofore granted may extend beyond such date.

         No such termination of the Plan shall affect the previously accrued rights of any Optionee hereunder and all Options previously granted hereunder shall continue in force and in operation after the termination of the Plan, except as they may be otherwise terminated in accordance with the terms of the Plan or the Agreement.